Exhibit B

Schedule of Transactions in the Shares by W. Whitney George[1]

Trade Date	Transaction	Quantity	Price Per Share[4]
10/24/2018	Purchase	40,000	$6.8371[5]
10/25/2018	Purchase	2,308	$6.80
11/01/2018	Purchase	8,252[2]	$6.8349[6]
11/02/2018	Purchase	11,303[2]	$6.9065[7]
12/12/2018	Gift	(6,000)[3]	No consideration was received for the gift.
12/13/2018	Purchase	50,000	$6.1972[8]
12/13/2018	Purchase	50,000	$6.1927[8]
12/13/2018	Purchase	50,000	$6.15
12/13/2018	Purchase	22,351	$6.12
12/14/2018	Purchase	27,649	$6.0719[9]
12/14/2018	Purchase	25,000	$6.05
12/17/2018	Purchase	25,000	$5.9194[10]
12/17/2018	Purchase	12,200	$5.8893[11]
12/18/2018	Purchase	5,000	$5.9198[10]
12/18/2018	Purchase	7,800	$5.9228[12]

Schedule of Transactions in the Shares by Meredith George

Trade Date	Transaction	Quantity	Price Per Share[4]
10/24/2018	Purchase	40,000[13]	$6.8371[5]
10/25/2018	Purchase	2,308[13]	$6.80
12/12/2018	Gift	(9,000)[3]	No consideration was received for the gift.

[1]	Unless otherwise noted, Shares purchases in the table below represent Shares purchased on the open market for Mr. George’s direct account.

[2]

Represents Shares purchased on the open market for the account of a trust established for the benefit of Mr. George’s children. As beneficiaries of the trust, Mr. George’s children have a pecuniary interest in the trust, and Mr. George may be deemed to beneficially own the Shares held by the trust.

[3]	Represents a gift of Shares to family members’ accounts.

[4]

The Reporting Persons hereby undertake to provide, upon request by the Securities and Exchange Commission staff, the issuer, or a stockholder of the issuer, full information regarding the number of Shares purchased at each separate price for all purchases for which the weighted average purchase price of multiple transactions with a range of prices is disclosed.

[5]	Represents the weighted average purchase price of multiple transactions with a range of prices between $6.79 and $6.87.

[6]	Represents the weighted average purchase price of multiple transactions with a range of prices between $6.80 and $6.85.

[7]	Represents the weighted average purchase price of multiple transactions with a range of prices between $6.88 and $6.93.

[8]	Represents the weighted average purchase price of multiple transactions with a range of prices between $6.17 and $6.21.

[9]	Represents the weighted average purchase price of multiple transactions with a range of prices between $6.06 and $6.08.

[10]	Represents the weighted average purchase price of multiple transactions with a range of prices between $5.91 and $5.92.

[11]	Represents the weighted average purchase price of multiple transactions with a range of prices between $5.88 and $5.99.

[12]	Represents the weighted average purchase price of multiple transactions with a range of prices between $5.92 and $5.93.

[13]	Represents Shares purchased on the open market for Meredith George’s direct account.